UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

ONITY GROUP INC.

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ONIT	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Regulatory Approval of Reverse Asset Sale

On May 28, 2026, Onity Group Inc. (together with its wholly owned subsidiary Onity Mortgage Corporation, “Onity” or the “Company”) received regulatory approval of the sale to Finance of America Reverse LLC (“FAR”) of Onity’s reverse mortgage servicing portfolio and certain reverse originations assets. As previously disclosed, Onity has agreed to sell reverse mortgage servicing rights comprised of approximately 20,000 Ginnie Mae home equity conversion mortgage loans with an unpaid principal balance of $5.1 billion as of March 31, 2026. FAR will also acquire Onity’s pipeline of reverse mortgage loans as of the transaction closing date and the parties will enter into a three-year subservicing arrangement.

The transaction remains subject to customary closing conditions. The Company will provide an update on the anticipated closing date at a later time.

Authorization of Share Repurchase Program

On June 1, 2026, Onity’s Board of Directors authorized a share repurchase program for an aggregate amount of up to $20.0 million of the Company’s issued and outstanding shares of common stock. Under the program, Onity is authorized to repurchase shares through open market purchases. The timing and execution of any share repurchases are subject to market conditions, among other factors, and the Company may modify, discontinue or suspend the repurchase program at any time. Any shares repurchased will be retired and canceled. Unless Onity amends the share repurchase program or repurchases the full $20.0 million amount by an earlier date, the share repurchase program will continue through June 2027. No assurances can be given as to the amount of shares, if any, that the Company may repurchase in any given period.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Onity Group Inc. dated June 2, 2026

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding the closing of Onity’s transaction with FAR as well as Onity’s announced share repurchase program.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the ability of the parties to the FAR transaction to satisfy remaining closing conditions, the timeline for closing of the FAR transaction, and the amount of assets transferred at closing, the timing, duration, amount and price of share repurchases under the share repurchase program, changes in market conditions, the industry in which we operate, and our business, the actions of governmental entities and regulators, developments in our litigation matters, and other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2025 and any current report or quarterly report filed with the SEC since such date. Anyone wishing to understand Onity’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONITY GROUP INC.
(Registrant)

Date: June 2, 2026	By:	/s/ Sean B. O’Neil
Sean B. O’Neil
Chief Financial Officer